Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-194311) and Form S-8’s (Nos. 333-212352, 333-196538, 333-190716, 333-186184,) of Norwegian Cruise Line Holdings Ltd. of our report dated February 27, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

February 27, 2017